UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 6, 2006

                           SIBERIAN ENERGY GROUP INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                    Nevada                333-118902          52-2207080
          ---------------------------    -----------     -------------------
        (State  or  other  jurisdiction  (Commission       (IRS  Employer
              of  incorporation)         File  Number)  Identification  No.)

           275  Madison  Ave,  6th  Floor,  New  York,  NY    10016
           ----------------------------------------------------------
           (Address  of  principal  executive offices)      (Zip Code)


                                 (212)  828-3011
                         -------------------------------
                          Registrant's  telephone  number

         --------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01  OTHER EVENTS

Siberian Energy Group, Inc. ("we," "us," "our," and the "Company") own 50% of a joint venture company, Zauralneftegaz, Ltd., a United Kingdom limited company,(with Baltic Petroleum (E&P) Limited ("BP") owning the other 50%), which owns 100% of OOO Zauralneftegaz., a Russian limited company ("ZNG"). ZNG reported the results of certain high definition 2D seismic and gas studies conducted on its Privolny license block (one of seven license blocks in the Kurgan Region of Siberia, Russia, which it holds the rights to) showing encouraging findings of the gas seismotomography program and the high definition 2D seismic, and ZNG's Board of Directors has decided to drill up to four

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exploration  wells in ZNG's Kurgan Region license blocks in connection with such surveys. At least two of these wells are proposed to be drilled in northern locations in the Privolny block and the other two wells are proposed to potentially be drilled on the Mokrousovsky block, following the completion of 2D studies on that block which is expected to be completed later this year. ZNG has contracted a highly experienced Russian contractor to drill the wells, using an Uralmash 3000 rig. It is anticipated that the first well will be drilled on the Privolny block to a maximum depth of 2000 meters, with logging and coring undertaken in accordance with a program designed by RPS Energy and the Tyumen State Oil and Gas Institute in Russia, which will be used as the basis for a drilling license application.

In the event that the wells prove successful in establishing the presence of hydrocarbons, of which there can be no assurance, the Board of Directors of ZNG intends that production testing will be supervised by a leading firm of reservoir evaluation consultants and the Board will then determine the most appropriate means of commercializing the license blocks.

The total budget for the exploration program and further seismic studies, which the Board has proposed to shoot on ZNG's Lebyazhevsky licensed block, totals approximately 8 million British pounds or $15 million US dollars. The funds were raised by BP's parent via a placement of shares and it is anticipated that ZNG will enter into a new loan agreement covering such funds as well as a gross override royalty agreement with BP. This loan is not dilutive to our ownership of ZNG.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBERIAN ENERGY GROUP, INC.

By: /s/ David Zaikin
-------------------------
David Zaikin, Chief Executive Officer

Dated: November 6, 2006

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